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                                                                  EXHIBIT 23(a)





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-36631), Form S-3 (No. 333-17035), Form S-3 (No.
033-59703), Form S-3 (No. 033-54007), Form S-8 (No. 333-53199), Form S-8 (No.
333-22371), and Form S-8 (No. 333-22167), of M.D.C. Holdings, Inc. of our report dated January 17, 2000, except Note G, as to which the date is January 22, 2001, with respect to the consolidated financial statements of M.D.C. Holdings, Inc for the year ended December 31, 1999, which is included in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP

Denver, Colorado
February 18, 2002